Exhibit 10.27
The Securities, in the form of the Promissory Note of Smart-Move L.L.C. and the shares of common stock into which the Note is convertible, have not been registered under the Securities Act of 1933, as amended, or under any state securities laws. Such securities cannot be sold, transferred, assigned or otherwise disposed, except in accordance with the Securities Act of 1933, as amended, and applicable state securities laws.
SECURED PROMISSORY NOTE

$60,000	Greenwood Village, Colorado 80111 June 15, 2005
FOR VALUE RECEIVED, A Smart Move L.L.C., a Colorado corporation, 5350 S. Roslyn Street Suite 380, Greenwood Village, Colorado 80111, and its successors and assigns, (the “Maker”) promises to pay to the order of Chris Sapyta (“Holder”), at 5350 S. Roslyn Street, Suite 400, Greenwood Village, Colorado 80111, or at such other place as Holder may from time to time designate in writing, the principal sum of Sixty thousand Dollars ($60,000) in lawful money of the United States of America, together with interest on so much thereof as is from time to time outstanding at the rate hereinafter provided, and payable as hereinafter provided. This Note is one of a series of Notes containing the same terms as this Note.
     1. Interest Rate. The unpaid principal balance of this Note shall bear interest at the rate of eight percent (8%) per annum, simple interest.
     2. Payment/Maturity Date. The total outstanding principal balance hereof, together with accrued and unpaid interest, shall be due and payable on December 31, 2005.
     Default Interest and Attorney Fees. Upon declaration of a default hereunder, the balance of the principal remaining unpaid, interest accrued thereon, and all other costs and fees shall bear interest at the rate of eighteen percent (18%) per annum from the date of default, or the date of advance, as applicable. In the event of default, the Maker and all other parties liable hereon agree to pay all costs of collection, including reasonable attorneys’ fees.
     4. Interest Calculation. Daily interest shall be calculated on a 365-day year and the actual number of days in each month.
     5. Conversion. The Holder shall have the right to convert all or any part of the then outstanding balance of principal and interest under this Note into shares of common stock of Maker (“Shares”) at the conversion price of $10.00 per Unit. The Note shall automatically convert into Units upon the closing of the minimum offering in the private placement proposed to be conducted by the Company through Bathgate Capital Partners LLC (the “Private Placement”), at a conversion price equivalent to the offering price of the Shares in the Private Placement.
     6. Prepayment. This Note may be prepaid in whole but not in part; however it may not be prepaid unless the Company decides not to proceed with the Private Placement; or if the offering period for the Private Placement expires without selling the minimum number of Shares.
     7. Costs of Collection. Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of Holder’s rights hereunder or under any instrument securing payment of this Note, Maker shall pay to Holder its reasonable attorneys’ fees and all court costs and other expenses incurred in connection therewith, regardless of whether a lawsuit is ever commenced or whether, if commenced, the same proceeds to judgment or not. Such costs and expenses shall include, without limitation, all costs, reasonable attorneys’ fees, and expenses incurred by Holder in connection with any insolvency, bankruptcy, reorganization, foreclosure, deed in lieu of foreclosure or similar proceedings involving Maker or any endorser, surety, guarantor, or other person liable for this Note which in any way affect the exercise by Holder of its rights and remedies under this Note, or any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Note.
     8. Default. At the option of Holder, the unpaid principal balance of this Note and all accrued interest thereon shall become immediately due, payable, and collectible, with written notice of default and demand, and with five days notice to cure any default, upon the occurrence at any time of any of the following events, each of which shall be deemed to be an event of default hereunder:
     (a) Maker’s failure to make any payment of principal, interest, or other charges on or before the date on which such payment becomes due and payable under this Note.
     (b) Maker’s breach or violation of any agreement or covenant contained in this Note, or in any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Note.
     (c) Dissolution, liquidation or termination of Maker.
     9. Application of Payments. Any payment made against the indebtedness evidenced by this Note shall be applied against the following items in the following order: (1) costs of collection, including reasonable attorney’s fees incurred or paid and all costs, expenses, default interest, late charges and other expenses incurred by Holder and reimbursable to Holder pursuant to this Note (as described herein); (2) default interest accrued to the date of said payment; (3) ordinary interest accrued to the date of said payment; and (4) finally, outstanding principal.
     10. Assignment of Note. Maker may assign this Note to any entity that acquires Maker or substantially all of Maker’s assets.
     11. Non-Waiver. No delay or omission on the part of Holder in exercising any rights or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on any one or more occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.
     12. Maximum Interest. In no event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the money to be loaned hereunder (“Interest”) exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision hereof, or any agreement between Maker and Holder shall result in Interest exceeding the limit for Interest prescribed by law, then the amount of such Interest shall be reduced to such limit. If, from any circumstance whatsoever, Holder should receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of Holder, be paid over to Maker) and not to the payment of Interest.
     13. Purpose of Loan. Maker certifies that the loan evidenced by this Note is obtained for business or commercial purposes and that the proceeds thereof will not be used primarily for personal, family, household, or agricultural purposes.
     14. Governing Law. As an additional consideration for the extension of credit, Maker and each endorser, surety, guarantor, and any other person who may become liable for all or any part of this obligation understand and agree that the loan evidenced by this Note is made in the State of Colorado and the provisions hereof will be construed in accordance with the laws of the State of Colorado, and such parties further agree that in the event of default this Note may be enforced in any court of competent jurisdiction in the State of Colorado, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may be executed.
     15. Binding Effect. The term “Maker” as used herein shall include the original Maker of this Note and any party who may subsequently become liable for the payment hereof as an assumer with the consent of the Holder, provided that Holder may, at its option, consider the original Maker of this Note alone as Maker unless Holder has consented in writing to the substitution of another party as Maker. The term “Holder” as used herein shall mean Holder or, if this Note is transferred, the then Holder of this Note.
     16. Relationship of Parties. Nothing herein contained shall create or be deemed or construed to create a joint venture or partnership between Maker and Holder. Holder is acting hereunder as a lender only.
     17. Severability. Invalidation of any of the provisions of this Note or of any paragraph, sentence, clause, phrase, or word herein, or the application thereof in any given circumstance, shall not affect the validity of the remainder of this Note.
     18. Amendment. This Note may not be amended, modified, or changed, except only by an instrument in writing signed by both of the parties.
     19. Time of the Essence. Time is of the essence for the performance of each and every obligation of Maker hereunder.
     IN WITNESS WHEREOF, the undersigned has executed this Note as of date written above

SMART MOVE L.L.C. a Colorado corporation

By:	/s/ Chris Sapyta

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